EXHIBIT 10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this Agreement") is effective as of the 28th of day June, 2000, (the "Commencement Date") between TechLabs, Inc., a Florida corporation (the "Company") whose principal place of business is 3435 Galt Ocean Drive, Fort Lauderdale, Florida 33308 , and Thomas J. Taule an individual (the "Executive") whose address is c/o 3435 Galt Ocean Drive, Fort Lauderdale, Florida 33308.

         WHEREAS, the Company is a developer and incubator of start-up and emerging Internet companies and business.

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company: and

         NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein the Company and the Executive do hereby agree as follows

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. AUTHORITY AND POWER DURING EMPLOYMENT PERIOD.

         (a) Duties and Responsibilities. During the Term of this Agreement (as hereinafter defined), the Executive shall serve as President and Chief Executive Officer of the Company, and shall have general executive and operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company. It is further the intention of the parties that at all times during the Term of this Agreement, the Executive shall serve as member of the Board of Directors of the Company and shall be elected and serve through the Term of the Agreement as Chairman of the Board of Directors.

         (b) Time Devoted. Though out the Term of the Agreement, the Executive shall devote the necessary time and attention to the business an affairs of the Company consistent with the Executive's senior executive position with the Company, except for reasonable vacations and except for illness or incapacity, but nothing in the Agreement shall preclude the Executive from engaging in personnel business and/or serving as a member of the Board of Directors of other related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Executive's duties and responsibilities.



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         4. TERM. The Term of employment under this Agreement shall commence on the Commencement Date and shall remain in effect for a period of five (5) years ending on the date which is five (5) years after the Commencement Date, unless sooner terminated hereunder as hereinafter provided (the "Employment Period"). The Employment Period shall be automatically renewed for successive one (1) year periods unless terminated pursuant to Section 6 of this Agreement. Salary as specified in paragraph 5 (a), herein below, shall accrue from the Commencement Date.

         5. COMPENSATION AND BENEFITS

         (a) Salary. The Executive shall be paid a base salary (the "Base Salary"), payable in the manner and frequency in which the Company's payroll is customarily handled, at a rate of One Hundred and Fifty Thousand Dollars ($150,000) for the first year with annual incremental increases of the greater of:

                  (i) the percentage increase in the Consumer Price Index, all items, as published by the United States Department of Labor, since the Effective Time, or

                  (ii) ten percent (10%) of the previous year's Base Salary.

         The Executive's Base Salary may also be adjusted upward for time to time by the Executive Compensation Committee in their sole discretion, or if no such committee is in existence by the Board of Directors, as they, in their sole discretion, deem appropriate; provided, however that the Company may not reduce the Base Salary after any increase is made.

         (b) Bonus Compensation. During the Term of this Agreement, the Executive shall receive an annual bonus (the "Annual Bonus") from the Company, in such amount as shall, from time to time, be determined by the Board of Directors of the Company in its good faith discretion. In addition, the Executive shall receive a bonus, as determined by the Board of Directors in their sole discretion, for any and all acquisitions or mergers consummated by the Company during the Term of this Agreement.

         (c) Stock Option Plan. The Executive shall be entitled to participate in any qualified and non-qualified stock option plans, stock purchase agreements, or Incentive Stock Options plans of the Company in which he is eligible to participate pursuant to the terms of such plans. The Executive's participation in such plan will not obligate the Company to the continued employment of the Executive. The specific terms and conditions of such plan(s) approved by the Board of Directors shall govern and control the rights of all parties hereto.

         (d) Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary


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continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

         (d) Vacation. During each fiscal year of the Company, the Executive shall be entitled to reasonable time and to utilize such vacation as the Executive shall determine; provided however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling.

         (e) Business Expense Reimbursement. During the Term of this Agreement, the Executive shall be entitled to receive reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing hereunder, provided the Executive properly accounts therefor in accordance with the Company's internal procedures as may be in effect from time to time.

         (f) Automobile Expenses. During the Term of this Agreement, the Company shall provide the Executive with an automobile of the Executive's choice, which such cost shall not exceed One Thousand Dollars ($1,000) per month. The Company shall also be responsible for all expenses in connection with the automobile including, but not limited to, maintenance, insurance and gas.

         (g) Membership Dues. The Company shall provide the Executive a membership in a social, charitable or religious organization or club, which membership shall be either in the name of the Executive or in the name of the Company, as reasonably determined by the Executive.

         (h) Life Insurance. The Company shall pay or reimburse Executive for premiums and other charges associated with such life insurance policies as Executive and the Company shall mutually agree.

         6. CONSEQUENCES OF TERMINATION OF EMPLOYMENT

         (a) Death. In the event of the death of the Executive during the Term of the Agreement, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of one (1) year for the date of death. The Company shall also be obligated to pay to Executive's estate or heirs, as the case may be, such amount of the Annual Bonus for the prior year of the Term of this Agreement as set forth in Section 5 (b) of this Agreement for the fiscal year in which the death of the Executive occurred, (ii) divided by twelve (12); and (ii) then multiplied by the number of months or any portions thereof the Executive was employed by the Company just prior to the Employees death. Except as set forth herein, other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

         (b) Disability.

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                  (i) In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's Base Salary for a period, at the annual rate in effect immediately prior to the commencement of disability of not less that 180 days for the date on which the disability has deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6 (b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

                  (ii) "Disability", for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any twelve-moth period, or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

         Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes re-employed. whether as an employee or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive for such employment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

         (c) Termination by The Company For Cause.

                  (i) Nothing herein shall prevent the Company from terminating the Executive for "Cause," as hereinafter defined. The Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6 (c). Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                  (ii) "Cause" shall mean an include those actions or events specified below in subsection (A) through (E) to the extent the same occur, or the events constituting the same take place, subsequent to the date of execution of this Agreement: (A) the commission by the Executive of theft or embezzlement of Company property or other acts of dishonesty; (B) committing or participating in any other injurious act or omission wantonly, willful, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise;
(C) engaging in a criminal enterprise invoking moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United Sates or any state thereof; or (E) any assignment of this Agreement by the Executive in violation of Section 14 of this Agreement.


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

         Anything herein to the contrary notwithstanding, the employment of Executive shall not be terminable by the Company for Cause if the grounds for such termination includes, but is not limited to: (i) the result of bad judgment or poor economic results on the part of the Executive, (ii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company, or (iii) any act or omission in respect of which a determination could properly be made that Executive met the applicable standard of conduct described for indemnification or reimbursement or payment of expenses under Articles of Incorporation or Bylaws of the Company or the laws of the State of Florida or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission.

                  (iii) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6 (c) contained in this Agreement and specifying the particulars thereof and the Executive shall be given a thirty (30) day period to cure such conduct, if possible.

         (d) Termination by The Company Other Than for Cause.

                  (i) The forgoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deemed appropriate provided, however, that in the event such termination is not based on Cause as provided in
Section 6 (c) above, the Company may terminate this Agreement upon giving three
(3) months' prior written notice. During such three (3) month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement. The Executive will receive, at the Executive's option either (A) a lump sum equal to the "Compensation and Benefits" as hereinafter defined for the remaining balance of the Term of this Agreement, at the then current rate, reduced to present value, as set forth in Section 280G of the Internal Revenue Code, or (B) for the remaining balance of the Term of this Agreement for and after the date of any such termination and the Company shall on the last day of each calendar month pay to the Executive such Compensation and Benefits, which shall be an amount equal to (Y) one hundred percent (100%) of the Executive's compensation and benefits set forth in Section 5, which shall specifically include the then current Base Salary and Annual Bonus for the prior year of the Term of the Agreement (the "Compensation and Benefits"), on the date of any such termination, divided by (Z) twelve (12).

                  (ii) In the event the Executive's employment with the Company is terminated pursuant to this section 6 (d), Section 6 (f) or Section 6 (g),
Section 7 (a) of this Agreement and all reference thereto shall be inapplicable as to the Executive and the Company.


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

                  (iii) The foregoing notwithstanding, the Executive's employment may not be terminated by the Company for any reason other that pursuant to Section 6 (a), Section 6 (b) and/or Section 6 (c) during the first
(3) years of the Term of this Agreement.

         (e) Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6 (f) and/or Section 6 (g) ) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

         (f) Constructive Termination of Employment. If the Executive so elects, a termination by the Company without Cause under Section 6 (d) shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

                  (i) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3 or failure of the Executive to be elected Chairman of the Board of Directors; or

                  (ii) five percent (5%) reduction in the Executive's Base Salary or any change in the method of calculating the Annual Bonus hereunder which would be detrimental to Executive in any respect; or

                  (iii) a material breach of the Agreement by the Company; or

                  (iv) a material reduction of the Executive's benefits under the executive benefits plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the Effective Date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                  (v) failure by a successor company to assume the obligations under this Agreement, or

                  (vi) a change in the Executive principal office to a location outside the State of Florida.

         Anything herein to the contrary notwithstanding, the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this Section 6 (f), which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive 5 employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6 (f) (whether such second


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occurrence be of the same or different event specified in subsections (i)
thorough (v) above.)

         (g)      Termination Following a Change of Control.

                  (i) In the event that a "Change in Control" or an "Attempted Change in Control" as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one (1) year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this
Section 6 (g) (i), then, in any such event, such termination shall be deemed to be a Termination by the Company other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6 (d) of this Agreement.

                  (ii) For purposes of this agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item I of a current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                           (A) any "person", other than the Executive, (as such
term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or

                           (B) the individuals who at the commencement date of
the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

                           (C) there is a failure to elect four or more (or such
number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                           (D) the business of the Company for which the
Executive's service are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

         Anything herein to the contrary notwithstanding, this Section 6 (g)
(ii) will not apply where the Executive gives the Executive's explicit written wavier stating that for the


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purposes of this Section 6 (g) (ii) a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to Change in Control shall in no way constitute such a wavier which can only be given by an explicit written wavier as provided in the proceeding sentence.

         An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C), or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

                  (iii) In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other that Cause as defined in Section 6 (c), or the Executive's employment is constructively terminated as defined in Section 6 (g)
(iv), then, in any such event, such termination shall be deemed to be a Termination by the Company other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

                  (iv) For purpose of this Section 6 (g), the Executive's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the
Executive:

                           (A) Significant change in the nature or scope of the
authorities, powers, functions, duties or responsibilities attached to the Executive's position as described in Section 3, or the failure of the Executive to be elected Chairman of the Board of Directors during the Term of this Agreement; or

                           (B) A five percent (5%) reduction in the Executive's
Base Salary below the Base Salary in effect immediately prior to such reduction; or

                           (C) Material breach of the Agreement by the Company;
or

                           (D) Material reduction of the Executive's benefits
under any executive benefits plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                           (E) Failure by a successor company to assume the
obligations under the Agreement, or

                           (F) Change in the Executive's principal office to a
location outside of the State of Florida.



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                  (v) Anything in this Section 6 (g) to the contrary
notwithstanding, in no event will any action or non-action by the Executive as any time prior to the first anniversary date of the applicable Change in Control or Attempted Change in Control (including any action or non-action prior to the effective date of this Agreement) be deemed consent to any of the events described in this Section 6 (g).

                  (vi) Anything herein to the contrary notwithstanding, in the event the circumstances giving rise to an Attempted Change in Control are included in those circumstances giving rise to an actual Change in Control the twelve (12) month period under this Section 6 will be deemed to have recommenced on the date the actual Change in Control occurred.

         7.       Covenant Not to Compete and Non-Disclosure of Information.

         (a) Convent Not to Compete. Except as set forth in Section 6 (d) (ii) of this Agreement, the Executive acknowledges and agree that his employment by the Company under this Agreement necessarily involves his understanding and access to confidential information pertaining to the business of the Company. Accordingly. in consideration of the execution of this Agreement, the Executive agrees to the following:

                  (i) That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an as an officer, director, stockholder, partner, owner, executive, creditor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), or otherwise.

                  (ii) That during the Restricted Period and within the Restricted Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  (iii) That during the Restricted Period and within the Restricted Area, the Executive will not (A) directly or indirectly recruit, solicit or otherwise influence any executive or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

                  (iv) That during the Restricted Period the Executive will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, executive or agent of the Company.


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         (b) Non-Disclosure of Information. The Executive acknowledges that the
Company's trade secrets, private or secret processes, methods and ideas, as they exist for time to time, customer lists and information concerning the Company's products, services, training methods, developments, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients, and (the '"Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees the all Proprietary Information, hereto or in the future obtained by the Executive as result of the Executive's association with the Company shall be considered confidential.

         In recognition of this fact, the Executive agrees that the Executive, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Executive's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Propriety Information has been publicly disclosed generally or, unless upon written advise of legal counsel reasonably satisfactory to the Company. the Executive is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Executive or that come into the Executive's possession during the Executive's association with the Company are and remain the property of the Company. and when this Agreement terminates. such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision (Section 10) of this Agreement.

         (c) Documents. "Documents" shall mean all original written recorded or graphic matters whatsoever, and any and all copies thereof including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreement; agendas; advertisements; instructions; charges; lists; client lists; statistical records; training manual; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any to the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof

         (d) Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships corporations, professional associations or other organizations for whom the Company has performed Business Activities.

         (e) Restrictive Period. The 'Restrictive Period" shall be deemed to be during the Term or Renewal Term of this Agreement and for a period of twelve
(12) months following termination of this Agreement.

         (f) Restrictive Area. The Restricted Area shall be deemed to mean any county of any state in which the Company is providing service at the time of termination.


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         (g) Business Activities. "Business Activities" shall be deemed to include any business activities concerning consulting, pharmaceutical and accounting services to nursing homes and assisted living residents provided by the Company and any additional activities which the Company or any of its affiliates may engage in during the term of this Agreement

         (h) Covenants as Essential Elements of This Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7 (a) and (b) are essential elements of this Agreement, and that but not for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of provisions of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

         (i) Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement the covenants in Sections 7 (a) and
(b) shall survive the termination of this Agreement and the Executive's employment with the Company.

         (j) Remedies.

                  (i) The Executive acknowledges and agrees that the Company's remedy at law for the breach or threatened breach of any of the provisions of
Section 7 (a) or (b) herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact in the even of a breach by the Executive of any of the provisions of Section 7
(a) or (b), the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Executive to payment or otherwise under this Agreement and all amounts then to thereafter due to the Executive for the Company under the Agreement may be terminated and the Company, without posting bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance , temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                  (ii) The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon the breach or threatened breach of Section 7 (a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company for pursuing any other remedies available to it for such breach or threatened breach.

         8. Indemnification. The Executive shall continue to be covered by the Articles of Incorporation and/or Bylaws of the Company with respect to matters occurring on or prior


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to the date of termination of the Executive's employment with the Company, subject to all provisions of Florida and Federal law and the Articles of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Articles of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Articles of Incorporation and Florida law.

         To the extent that any such payments by the Company pursuant to the Company Articles of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company's Articles of Incorporation or Bylaws, or pursuant to Florida or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after termination of all proceedings, if any, which relate to such repayments and to the Company's affairs for the period prior to the date of termination of the Executive's employment with the Company and as to which Executive has been covered by such applicable provisions.

         9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonable determine it should withhold pursuant to any applicable law or regulation in lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         10. Notice. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         11. Wavier. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not effect its right thereafter to enforce the same, nor shall a wavier by either party of any breach of any provision hereof be taken or held to be a wavier of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of and obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder

         12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived,


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



only by written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

         14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereof their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company affiliates controlled by or under common control with the Company.

         15. Governing Law. This Agreement shall become valid when executed and accepted by the Company. The parties agree that it shall be deemed made and enter into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located

         16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         17. Headings. The heading of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof

         20. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorney's fees at all trial and appellate levels, expenses and costs.

         2l. Venue. The Company and Executive acknowledge and agree that the U.S. Court for the Southern District of Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         22. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         23. INDEPENDENT LEGAL COUNSEL. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this t Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

         THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the fist paragraph of this Agreement.


                                             TECHLABS, INC.


                                             By: /S/ Barry A. Rothman
                                                 ----------------------------
                                                     Barry A. Rothman,
                                                     Executive Vice President

                                             THE EXECUTIVE:


                                             /S/ Thomas J. Taule
                                             ---------------------
                                             Thomas J. Taule



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